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Grubb & Ellis Realty Investors

June 18, 2008 Chris Troutman
Wachovia Securities
301 South College Street
16th Floor
Charlotte, North Carolina 28288
Re:	Grubb-Ellis Apartment REIT

Senior and Mezzanine Credit Facility

Chris,

Per our recent conversations, please accept this letter as confirmation that we are looking to cancel the above mentioned secured Credit Facility. While we are very, appreciative to have worked with Wachovia on this facility it will be in our best interest to cancel it.

Please do not hesitate to give me a call if you have any additional questions. Once again, thank you for your prompt attention to this matter.

Sincerely,

/s/ Gus Remppies
Gus Remppies
Chief Investment Officer
Grubb-Ellis Apartment REIT